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SUPPLEMENT
(To Prospectus Supplement dated January 28, 2002
to Prospectus dated November 26, 2001)


                          $1,205,157,100 (Approximate)



                     STRUCTURED ASSET SECURITIES CORPORATION

               Mortgage Pass-Through Certificates, Series 2002-1A


   Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated January 28, 2002 (the "Prospectus Supplement"), on page S-20 under "Description of the Certificates--Priority of Distributions," on each Distribution Date, the Available Distribution Amount for Pool 1 will be allocated among the Classes of Senior Certificates related to Pool 1 in step
(3)(A)(ii)(b) as follows:


     (b) 94.0183946328251% of the Senior Principal Distribution Amount for Pool 1 (x) sequentially, to the Class 1-A1 and Class 1-A2 Certificates, until their Class Principal Amounts have been reduced to zero and (y) pro rata, to the Class 1-A3 and Class 1-A5 Certificates, until their Class Principal Amounts have been reduced to zero.


   All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

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                The date of this Supplement is October 30, 2003.